Exhibit 99.1

Biostar Pharmaceuticals, Inc. Provides Preliminary 2009 Results:
Revenue of $52 - $54 Million and Operating Income of $16 – $17 million excluding non-cash charges

XIANYANG, China, February 25, 2010 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM – News) (“Biostar” or “the Company”), a Xianyang-based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced preliminary unaudited revenue between $52 to $54 million for its fiscal year ended December 31, 2009.

Biostar expects to report gross margin for 2009 of approximately 71%, an increase of 1200 basis-points compared to 59% in 2008. Management anticipates unaudited operating income, excluding non-cash charges, of approximately $16 to $17 million, an increase of 100% to 113% compared to $8 million in 2008.

"2009 was a very positive year for Biostar. The success of our marketing strategy for our Xin Aoxing Oleanolic Acid Capsule (“Xin Aoxing Capsule”) helped us achieve the best financial results in our company’s history for 2009," commented Chairman Mr. Ronghua Wang. "We also experienced growing sales for our other products as we penetrated China’s rural markets. For 2010, our focus is on driving higher sales volumes of Xin Aoxing Capsule in the existing and new provinces we serve, introducing new products, and leveraging our rural network sale strategy to generate incremental revenue growth,” added Mr. Wang.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and thirteen nutrients. The Company has adopted international standards and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel: US +1-203-616-5144
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.